EXHIBIT 99.1
Interwoven Announces Review of Historical Stock Option Procedures
SUNNYVALE, Calif. – January 30, 2007 – Interwoven, Inc. (Nasdaq: IWOV), provider of Enterprise Content Management (ECM) solutions for business, today announced that it is engaged in a voluntary review of its historical stock option grant procedures. The company initiated the review, which is being conducted under the supervision of the Audit Committee of the Board of Directors with the assistance of independent counsel.
On February 1, 2007, the company plans to hold a conference call after the market close to announce fourth quarter and full year results for the year ended December 31, 2006. Because the stock option review is ongoing, the company will provide only selected financial information at this time. For the fourth quarter of 2006, the company expects to report total revenues at the high end of its previous guidance. The conference call information is listed below.
Conference Call Details:

Date:	Thursday, February 1, 2007
Time:	2:00 p.m. PT (5:00 p.m. ET)
Live dial-in #:	(913) 981-4911
Replay #:	(719) 457-0820 or (888) 203-1112
Pass code:	1686044
About Interwoven
Interwoven is a global leader in content management solutions. Interwoven’s software and services enable organizations to effectively leverage content to drive business growth by improving the customer experience, increasing collaboration, and streamlining business processes in dynamic environments. Our unique approach combines user-friendly simplicity with robust IT performance and scalability to unlock the value of content. Today, nearly 3,700 enterprise and professional services organizations worldwide have chosen Interwoven, including: adidas, Airbus, Avaya, Cisco, DLA Piper, the Federal Reserve Bank, FedEx, HSBC, LexisNexis, Microsoft, Samsung, Shell, Samsonite, White & Case, and Yamaha. Over 19,000 developers and over 300 partners enrich and extend Interwoven’s offerings. To learn more about Interwoven, please visit www.interwoven.com.
Investor Relations Contact:
Brian Andersen
Interwoven, Inc.
(408) 530-5801
bandersen@interwoven.com
Media Relations Contact:
Randy Cairns
Interwoven, Inc.
(408) 530-5738
rcairns@interwoven.com